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Exhibit 10.1

                                                                  EXECUTION COPY

                            DEALER MANAGER AGREEMENT
                            ------------------------

                                          February 11, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

1.   The Tender Offer. TranSwitch Corporation, a Delaware corporation
     ----------------
     ("Purchaser"), is making a tender offer (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the "Tender Offer") to purchase for cash up to $200,000,000 in aggregate principal amount of the outstanding 4 1/2% Convertible Notes due 2005 (the "Bonds"), at a Purchase Price not greater than $700 nor less than $650 per $1,000 principal amount, plus accrued and unpaid interest thereon on the terms and subject to the conditions set forth in the Offer to Purchase (the "Offer to Purchase") and Letter of Transmittal (the "Letter of Transmittal") attached hereto as Exhibits A and B, respectively.

2.   Appointment as Dealer Manager. Purchaser hereby appoints you as Dealer
     -----------------------------
     Manager (the "Dealer Manager") and authorizes you to act as such in connection with the Tender Offer. As Dealer Manager, you agree, in accordance with your customary practice, to perform those services in connection with the Tender Offer as are customarily performed by investment banks in connection with tender offers of a like nature, including, but not limited to, using reasonable efforts to solicit tenders of Bonds pursuant to the Tender Offer and communicating generally regarding the Tender Offer with brokers, dealers, commercial banks and trust companies and other holders of Bonds. In such capacity, you shall act as an independent contractor, and each of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to Purchaser.

     Purchaser further authorizes you to communicate with State Street Bank and Trust Company, in its capacity as depositary (the "Depositary"), and with D.F. King & Co., Inc., in its capacity as information agent (the "Information Agent"), with respect to matters relating to the Tender Offer. Purchaser has instructed the Depositary to

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     advise you at least daily as to the number of Bonds which have been tendered pursuant to the Tender Offer and as to such other matters in connection with the Tender Offer as you may request.

3.   No Liability for Acts of Dealers, Banks and Trust Companies. You shall have
     -----------------------------------------------------------
     no liability to Purchaser or any other person for any losses, claims, damages, liabilities and expenses (each a "Loss" and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer"), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the Tender Offer, except for any such Losses which are finally judicially determined to have resulted primarily from your bad faith, gross negligence or willful misconduct. In soliciting or obtaining tenders, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of Purchaser or any of its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of Purchaser or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders, you shall not be and shall not be deemed for any purpose to act as a partner or joint venture of or a member of a syndicate or group with Purchaser or any of its affiliates in connection with the Tender Offer, any purchase of the Bonds, or otherwise, and neither Purchaser nor any of its affiliates shall be deemed to act as your agent. Purchaser shall have sole authority for the acceptance or rejection of any and all tenders.

4.   The Tender Offer Material. Purchaser agrees to furnish you, at its expense,
     -------------------------
     with as many copies as you may request of the Offer to Purchase, the Letter of Transmittal, the Tender Offer Statement on Schedule TO (together with all exhibits, amendments, and supplements thereto, the "Schedule") and all statements and other documents filed or to be filed with the Securities and Exchange Commission (the "Commission") or any other federal, state, local or foreign governmental or regulatory authorities or any court (each an "Other Agency" and collectively, the "Other Agencies") and any amendments or supplements to any such statements and documents (the definitive forms of all of the foregoing materials are hereinafter collectively referred to as the "Tender Offer Material") to be used by Purchaser in connection with the Tender Offer, and you are authorized to use copies of the Tender Offer Material in connection with the Tender Offer. The Tender Offer Material has been or will be prepared and approved by, and is the sole responsibility of, Purchaser.

     You hereby agree, as Dealer Manager, that you will not disseminate any written material for or in connection with the solicitation of tenders of Bonds pursuant to

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     the Tender Offer other than the Tender Offer Material, and you agree that you will not make any statements in connection with such solicitation, other than the statements that are set forth in the Tender Offer Material or as otherwise authorized by Purchaser.

     Purchaser agrees that no Tender Offer Material will be used in connection with the Tender Offer or filed with the Commission or any Other Agency with respect to the Tender Offer without first obtaining your prior approval, which approval shall not be unreasonably withheld. In the event that Purchaser uses or permits the use of any Tender Offer Material in connection with the Tender Offer or files any such material with the Commission or any Other Agency without your prior approval, then you shall be entitled to withdraw as Dealer Manager in connection with the Tender Offer without any liability or penalty to you or any Indemnified Person (as hereinafter defined), and you shall remain entitled to the indemnification provided in Section 12 hereof and to receive the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to you on such date. If you withdraw as Dealer Manager, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date.

5.   Compensation. Pursuant to a letter agreement, dated January 18, 2002,
     ------------
     between Purchaser and you (the "Engagement Letter"), Purchaser has agreed, among other things, to compensate you for your services as financial advisor to Purchaser, including your services as Dealer Manager (the "Fees"). With the exception of Expenses (as defined in Section 6) payable pursuant to Section 6 hereof, you will be entitled to no other compensation under this Agreement.

6.   Expenses of Dealer Manager and Others. In addition to your compensation for
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     your services hereunder pursuant to Section 5 hereof, Purchaser agrees to pay directly, or reimburse you, as the case may be, for (i) all reasonable and documented expenses incurred by you relating to the preparation, printing, filing, mailing and publishing of all Tender Offer Material, (ii) all customary fees and expenses of the Depositary and Information Agent referred to in the Offer to Purchase, (iii) all advertising charges in connection with the Tender Offer, including those of any public relations firm or other person or entity rendering services in connection therewith upon or prior written approval, (iv) all fees, if any, payable to Dealers (including you), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Tender Offer Material to their customers and (v) all other fees and expenses incurred by you in connection with the Tender Offer or otherwise in connection with the performance of your services hereunder (including fees and disbursements of your legal counsel) (collectively, "Expenses"). All payments to be made by Purchaser

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     pursuant to this Section 6 shall be made promptly against delivery to
     Purchaser of statements therefor. Purchaser shall be liable for the foregoing payments whether or not the Tender Offer is commenced, withdrawn, terminated or canceled prior to the purchase of any Bonds or whether Purchaser or any of its affiliates acquires any Bonds pursuant to the Tender Offer or whether you withdraw pursuant to Section 4 hereof.

7.   Securityholder Lists. Purchaser will cause you to be provided with cards or
     --------------------
     lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Bonds held by, the holders of Bonds as of a recent date and will cause you to be advised from day to day during the period of the Tender Offer as to any transfers of record of Bonds.

8.   Sufficient Funds. Purchaser represents and warrants to you that it has or,
     ----------------
     at the time Purchaser becomes obligated to purchase Bonds under the Tender Offer, will have, sufficient funds to enable Purchaser to pay, and Purchaser hereby agrees that it will pay promptly, in accordance with the terms and conditions of the Tender Offer and Sections 5 and 6 hereof, the purchase price (and related costs) for the Bonds which Purchaser has offered, and which Purchaser may be required, to purchase under the Tender Offer, and the Fees and Expenses payable hereunder.

9.   Additional Representations and Warranties of Purchaser. Purchaser
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     represents and warrants to you that:

     a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, financial position or results of operations of Purchaser and all of its subsidiaries and affiliates taken as a whole, as the case may be.

     b) Purchaser has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (i) the Tender Offer (including any related borrowings by Purchaser or any of its subsidiaries or affiliates), (ii) the purchase by Purchaser of the Bonds pursuant to the Tender Offer and (iii) the execution, delivery and performance of this Agreement, and this Agreement has been duly executed and delivered on behalf of Purchaser and, assuming due authorization, execution and delivery of this Agreement by you, is a legal, valid and binding obligation of Purchaser enforceable against Purchaser in

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          accordance with its terms, except that the enforceability hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity.

     c) Purchaser has duly filed or will have duly filed on the date of the commencement of the Tender Offer the Schedule pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"). The Tender Offer Material complies or will comply in all material respects with the applicable provisions of the Exchange Act, and the Tender Offer Material does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with
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          respect to any statements contained in, or any matter omitted from the
          Tender Offer Material in reliance upon and in conformity with information furnished or confirmed in writing by you to Purchaser expressly for use therein.

     d) Purchaser will file, if required, any and all necessary amendments or supplements to the Schedule and any other documents filed with the Commission or Other Agencies relating to the Tender Offer and will promptly furnish to you true and complete copies of each such amendment and supplement upon the filing thereof.

     e) The Tender Offer (including any related borrowings by Purchaser or any of its subsidiaries or affiliates), the purchase by Purchaser of Bonds pursuant to the Tender Offer, and the execution, delivery and performance of this Agreement by Purchaser, comply and will comply in all material respects with all applicable requirements of federal, state, local and foreign law, including, without limitation, any applicable regulations of the Commission and Other Agencies, and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency, except for the filing of the Schedule, is required in connection with the execution, delivery and performance of this Agreement by Purchaser, the making or consummation by Purchaser of the Tender Offer or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of Purchaser to execute, deliver and perform this Agreement or to commence and consummate the Tender

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          Offer in accordance with its terms. All such required consents, authorizations, approvals, orders, exemptions, registrations, qualifications and other actions of and filings with and notices to the Commission and the Other Agencies will have been obtained, taken or made, as the case may be, and all statutory or regulatory waiting periods will have elapsed, prior to the purchase of the Bonds pursuant to the Tender Offer, except for the filing of an amendment to the Schedule disclosing the results of the Tender Offer after its expiration.

     f) The Tender Offer (including any related borrowings by Purchaser or any of its subsidiaries or affiliates), the purchase of Bonds by Purchaser pursuant to the Tender Offer, and the execution, delivery and performance of this Agreement by Purchaser, do not and will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws (or similar organizational documents) of Purchaser, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to Purchaser or by which any property or asset of Purchaser or any of its subsidiaries is bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which Purchaser or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is be bound.

     g) No stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or, to the best of Purchaser's knowledge, after due inquiry, threatened before the Commission or any Other Agency with respect to the making or consummation of the Tender Offer (including the obtaining or use of funds to purchase Bonds pursuant thereto) or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase or with respect to the ownership of the Bonds by Purchaser or any of its subsidiaries or affiliates.

     h) Purchaser has no knowledge of any material fact or information concerning Purchaser or any of its subsidiaries, or the operations, assets, condition (financial or otherwise) of Purchaser or any of its subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Tender Offer Material or otherwise.

     i) Purchaser is not, nor will be as a result of the purchase by Purchaser of Bonds that it may become obligated to purchase pursuant to the terms of the Tender

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          Offer, an "investment company" under the Investment Company Act of
          1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

     j) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the date on which the Tender Offer is commenced and on and as of the date on which any Bonds are purchased pursuant to the Tender Offer.

10.  Opinions of Purchaser's Counsel. Purchaser shall deliver to you an opinion
     -------------------------------
     addressed to you and dated the date hereof of Testa, Hurwitz & Thibeault, LLP, special counsel to Purchaser, as attached in Exhibit C-1.

11.  Notification of Certain Events. Purchaser shall advise you promptly of (i)
     ------------------------------
     the occurrence of any event which could cause Purchaser to withdraw, rescind or terminate the Tender Offer or would permit Purchaser to exercise any right not to purchase Bonds tendered under the Tender Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Tender Offer Material then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal or requirement to make, amend or supplement any filing required by the Exchange Act in connection with the Tender Offer or to make any filing in connection with the Tender Offer pursuant to any other applicable law, rule or regulation,
     (iv) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Tender Offer (and, if in writing, will furnish you with a copy thereof), (v) any material developments in connection with the Tender Offer or the financing thereof, including, without limitation, the commencement of any lawsuit concerning the Tender Offer and (vi) any other information relating to the Tender Offer, the Tender Offer Material or this Agreement which you may from time to time reasonably request.

12.  Indemnification. (a) Purchaser agrees to hold harmless and indemnify you
     ---------------
     (including any affiliated companies) and any officer, director, partner, employee or agent of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange
     Act) you, including any affiliated companies (collectively, the "Indemnified Persons"), from and against any and all Losses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Tender Offer Material,

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     the Schedule, or in any other material used by Purchaser, or authorized by
     Purchaser for use in connection with the Tender Offer or the transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance with information furnished by you to Purchaser expressly for use therein), (ii) arising out of or based upon any withdrawal by Purchaser of, or failure by Purchaser to make or consummate, the Tender Offer or the transactions contemplated thereby or any other failure to comply with the terms and conditions specified in the Tender Offer Material, (iii) arising out of the breach or alleged breach by Purchaser of any representation, warranty or covenant set forth in this Agreement or (iv) arising out of, relating to or in connection with any other action taken or omitted to be taken by an Indemnified Person or (v) otherwise arising out of, relating to or in connection with the Tender Offer, the other transactions described in the Tender Offer Material or your services as Dealer Manager hereunder. Purchaser shall not, however, be responsible for any Loss pursuant to clauses (iv) or (v) of the preceding sentence of this Section 12 which has been finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct on the part of any Indemnified Person, other than any Loss arising out of or resulting from actions performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by, Purchaser.

     b) Purchaser and you agree that if any indemnification sought by any Indemnified Person pursuant to this Section 12 is unavailable for any reason or insufficient to hold you harmless, then Purchaser and you shall contribute to the Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by Purchaser, on the one hand, and actually received by you, on the other hand, in connection with the transactions contemplated by this Agreement or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of Purchaser, on the one hand, and you, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by you to all Losses with respect to which contribution is available hereunder shall not exceed the fees actually received by you in connection with your engagement hereunder. It is hereby agreed that the relative benefits to Purchaser, on the one hand, and you, on the other hand, with respect to the Tender Offer and the transactions contemplated thereby shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid to holders of Bonds pursuant to the Tender Offer (whether or not the Tender Offer or such

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          transactions are consummated) bears to (ii) the fees actually received by you from Purchaser in connection with your engagement hereunder.

     c) The foregoing rights to indemnity and contribution shall be in addition to any other right which you and the other Indemnified Persons may have against Purchaser at common law or otherwise. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against Purchaser pursuant to this Section 12, such Indemnified Person shall promptly notify Purchaser in writing of the commencement of such litigation or proceeding, but the failure so to notify Purchaser shall relieve Purchaser from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture by Purchaser of substantial rights and defenses, and will not in any event relieve Purchaser from any other obligation or liability that they may have to any Indemnified Person other than under this Agreement. In case any such litigation or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify Purchaser in writing of the commencement of such litigation or proceeding, Purchaser shall be entitled to participate in such litigation or proceeding, and, after written notice from Purchaser to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense; provided,
                                                                --------
          however, that such counsel shall be satisfactory to the Indemnified
          -------
          Person in the exercise of its reasonable judgment. Notwithstanding the election of Purchaser to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and Purchaser shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses at least quarterly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, Purchaser shall not be required to bear the fees, costs and expenses of more than one such counsel in addition to any local counsel) if (i) in the reasonable judgment of such Indemnified Person the use of counsel chosen by Purchaser to represent such Indemnified Person would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Person and Purchaser, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to Purchaser (in which case Purchaser shall not have the right to direct the defense of such action on behalf of the Indemnified Person), (iii) Purchaser shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of the Indemnified Person's reasonable judgment, to represent such Indemnified Person within a

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          reasonable time after notice of the institution of such litigation or proceeding or (iv) Purchaser shall authorize in writing such Indemnified Person to employ separate counsel at the expense of Purchaser. In any action or proceeding the defense of which Purchaser assumes, the Indemnified Person shall have the right to participate in such litigation and retain its own counsel at such Indemnified Person's own expense. Purchaser and you agree to notify the other promptly of the assertion of any claim against it, any of its officers or directors or any entity or person who controls it within the meaning of Section 20(a) of the Exchange Act in connection with the Tender Offer. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding.

     d) Purchaser also agrees to reimburse each Indemnified Person for all reasonable and documented expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 12 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

     e) Purchaser agrees that it will not, without your prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not you, any other Indemnified Person or Purchaser is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.

13.  Conditions to Obligations of the Dealer Manager. Your obligations hereunder
     -----------------------------------------------
     shall at all times be subject to the conditions that (a) all representations, warranties and other statements of Purchaser contained herein are now, and at all times during the period of the Tender Offer shall be, true and correct in all material respects and (b) Purchaser at all times shall have performed in all material respects all of their obligations hereunder theretofore to be performed.

14.  Termination. This Agreement shall terminate upon the expiration,
     -----------
     termination or withdrawal of the Tender Offer or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof, it being understood that Sections 3, 5, 6, 8, 9, 12, 14, 16, 17, 20, 21, 22 and 23 hereof shall survive any termination of this Agreement.

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15.  Notices. All notices and other communications required or permitted to be
     -------
     given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

     a)   if to you:

                    CREDIT SUISSE FIRST BOSTON CORPORATION
                    Eleven Madison Avenue
                    New York, NY 10010-3629
                    Telecopy No.: (212) 325-8278
                    Attention: Transactions Advisory Group

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, NY  10036-6522
                    Telecopy No.: (212) 735-2000
                    Attention: Sean C. Doyle

     b)   if to Purchaser:

                    TranSwitch Corporation
                    3 Enterprise Drive
                    Shelton, CT 06484
                    Telecopy No.: (203) 925-4579
                    Attention: Peter J. Tallian
                    Senior Vice President & Chief Financial Officer

                    with a copy to:

                    Testa, Hurwitz & Thibeault, LLP
                    125 High Street
                    Boston, MA 02110
                    Telecopy No.: (617) 248-7100
                    Attention: Timothy C. Maguire

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16.  Consent to Jurisdiction; Service of Process. Purchaser hereby (a) submits
     -------------------------------------------
     to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum,
     (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17.  Joint and Several Obligations, Etc. In the event that Purchaser makes the
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     Tender Offer through one or more of its affiliates, each reference in this
     Agreement to Purchaser shall be deemed to be a reference to Purchaser and any such affiliates, and the representations, warranties, covenants and agreements of Purchaser and any such affiliates hereunder shall be joint and several.

18.  Entire Agreement. This Agreement and the Engagement Letter constitute the
     ----------------
     entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

19.  Amendment. This Agreement may not be amended except in writing signed by
     ---------
     each party to be bound thereby.

20.  Governing Law. The validity and interpretation of this Agreement shall be
     -------------
     governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

21.  Waiver of Jury Trial. PURCHASER HEREBY AGREES ON ITS OWN BEHALF AND, TO THE
     --------------------
     EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE TENDER OFFER).

22.  Counterparts; Severability. This Agreement may be executed in two or more
     --------------------------
     separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

23.  Parties in Interest. This Agreement, including rights to indemnity and
     -------------------
     contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                                             Very truly yours,

                                             TRANSWITCH CORPORATION


                                             By:  /s/ Peter J. Tallian
                                             -----------------------------------
                                             Name: Peter J. Tallian
                                             Title: Senior Vice President, Chief
                                             Financial Officer and Treasurer

Accepted as of the
date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION


By:    /s/ J. Halisey Kennedy
    ---------------------------------------
       Name: J. Halisey Kennedy
       Title: Director

                                   Exhibit C-1

              [FORM OF OPINION OF TESTA, HURWITZ & THIBEAULT, LLP]

                                                         , 2002
                                          ---------------

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629

     Re: Purchase of 4 1/2 Convertible Notes due 2005
         --------------------------------------------

Ladies and Gentlemen:

     We are acting as special counsel to TranSwitch Corporation ("Purchaser"), a Delaware corporation, in connection with a tender offer by Purchaser for up to $200,000,000 in aggregate principal amount of Purchaser's 4 1/2% Convertible Notes due 2005 (the "Notes"). Such tender offer, on the terms and subject to the conditions set forth in the Offer to Purchase, dated February 11, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal, in the forms filed as exhibits to the Schedule TO referred to below, is hereinafter referred to as the "Tender Offer." Capitalized terms not defined herein shall have the meaning ascribed to them in the Dealer Manager Agreement (as defined below).

     In that connection, we have examined (i) the Schedule TO, and (ii) the documents required by Item 12 of Schedule TO, in each case to the extent and in the form such documents were filed by Purchaser with the Securities and Exchange Commission (the "Commission") pursuant to Rules 13d-4 and 14d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and a signed copy of the Dealer Manager Agreement dated as of February 11, 2002 between Purchaser and you, providing for your services as Dealer Manager for the Tender Offer (the "Dealer Manager Agreement"). We have also examined such other documents as we deem necessary as a basis for the opinions hereinafter expressed. We have not made an investigation of any matters with respect to the Company. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Dealer Manager Agreement.

     As to various questions of fact material to this opinion, we have assumed the completeness and accuracy of, and have relied solely upon representations and warranties of Purchaser contained in the Dealer Manager Agreement, upon statements contained in the Offer to Purchase and the statements set forth in certificates of public officials and officers of the Purchaser, without making any independent investigation or inquiry with respect to the completeness and accuracy of such representations, warranties and statements, other than a review of the certificate of incorporation and by-laws of the Purchaser. In rendering the opinions set forth in Paragraph (1) below, we have assumed the completeness and accuracy of, and have relied solely upon, certificates of legal existence and good standing or due qualification issued by the Secretary of State of Delaware. In rendering the opinions set forth in Paragraph (2) below, we have assumed the completeness and accuracy of, and have relied solely upon, certificates as to the due qualification and good standing of the Purchaser issued by the jurisdictions of Massachusetts, North Carolina and California. In rendering the opinion set forth in Paragraph (7) below, we have not searched the dockets or otherwise examined the records of any courts, administrative tribunals or governmental agencies. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on "our knowledge, after due inquiry" or "our knowledge," or any variation thereof, our opinion is based solely on the current actual knowledge of the attorneys in this firm who have regularly represented or provided legal services to the Purchaser.

     In our examination of the foregoing documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     We have assumed that the Dealer Manager Agreement has been duly authorized, executed and delivered by, and constitutes the valid, binding and enforceable obligation of, Credit Suisse First Boston ("CSFB"). In addition, we have assumed the compliance by each party to any agreement, instrument or document with its respective obligations thereunder.

     All opinions herein contained with respect to the validity, binding effect or enforceability of documents and instruments are qualified to the extent that the validity, binding effect or enforceability thereof may be limited by (i) applicable bankruptcy, reorganization, arrangements, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and (ii) general principles of equity (whether validity, binding effect or enforceability is considered in a proceeding at law or in equity). In addition, we express no opinion as to (i) waivers or provisions relating to delay or omission of enforcement of remedies; (ii) provisions dealing with the validity, binding effect or enforceability of the indemnification and contribution provisions contained in the Dealer Manager Agreement to the extent the same may be held to be against public policy; (iii) the effect of the rules of law governing specific performance, injunctive relief or other equitable remedies; (iv) provisions that may be deemed or construed to waive any right of the Company that may not lawfully be waived; (v) provisions relating to choice of law to the extent that any court determines that the maintenance of such action would lack a sufficient nexus or would be against public policy; (vi) provisions relating to the agreements of the Company to submit to the jurisdiction of any court to the extent that a court has the discretion to assume or decline such jurisdiction; and (vii) provisions relating to the cumulation of remedies or the effect of any party's failure to exercise any right or remedy provided in the Dealer Manager Agreement. Except as provided in the penultimate paragraph, in addition, we express no opinion with respect to compliance with any state or federal anti-fraud statutes, including, without limitation, Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended, or compliance with any antitrust or similar laws.

     We are members only of the bar of the Commonwealth of Massachusetts and therefore do not hold ourselves out as experts in, and express no opinion as to, the laws of any other state or jurisdiction other than the federal laws of United States, and, to the extent necessary for this opinion, the General Corporation Law of the State of Delaware. We note that the Dealer Manager Agreement provides that it is to be governed by the laws of the State of New York. We are, with your permission, rendering the opinions set forth in this letter as if such documents were governed by the laws of the Commonwealth of Massachusetts, and we express no opinion as to matters of New York law.

     Based on and subject to the foregoing, we are of the opinion as follows:

     (1) The Purchaser is a corporation duly incorporated and validly existing in good standing in the State of Delaware.

     (2) The Purchaser is duly qualified as a foreign corporation for the transaction of business and is in good standing in Massachusetts, California and North Carolina.

     (3) The Purchaser has corporate power and authority to take and has duly taken all necessary corporate action to authorize the Tender Offer, the purchase of the Notes pursuant thereto, the obtaining and use of the funds to make such purchase and the execution, delivery and performance of the Dealer Manager Agreement. The Dealer Manager Agreement has been duly executed and delivered by and is a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

     (4) To our knowledge, the Tender Offer, the purchase of the Notes pursuant thereto, the obtaining and use of the funds to make such purchase and the execution, delivery and performance of the Dealer Manager Agreement do not and will not violate any order, award, judgment, determination, writ, injunction or decree applicable to the Purchaser.

     (5) The Tender Offer, the purchase of the Notes pursuant thereto, the obtaining and use of the funds to make such purchase and the execution, delivery and performance of the Dealer Manager Agreement do not and will not (i) conflict with or violate the certificate of incorporation or by-laws of the Purchaser or
(ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any indenture, loan or credit agreement, mortgage, note or other agreement or instrument affecting the Purchaser or any of its respective subsidiaries or to which the Purchaser or any of its respective subsidiaries are parties, or by which the Purchaser or any of its respective subsidiaries are bound.

     (6) The Tender Offer, the purchase of the Notes pursuant thereto and the obtaining and use of the funds to make such purchase, and the execution, delivery and performance of the Dealer Manager Agreement, comply with all applicable laws and regulations and no consent or approval of, or filing with, any governmental authority or agency is required in connection with the consummation by the Purchaser of the Tender Offer, other than (i) the filing of the Schedule TO and any amendment thereto and (ii) as described in the Offer to Purchase.

     (7) To our knowledge, after due inquiry, no stop order or restraining order has been issued or proceedings, litigation or investigation initiated or threatened, with respect to the Tender Offer, the purchase of the Notes pursuant thereto, or the execution, delivery and performance of the Dealer Manager Agreement, the consummation of the other transactions contemplated by the Dealer Manager Agreement or offer to purchase or with respect to the ownership of the Notes by the Purchaser by or before the Commission or any other United States regulatory, administrative, governmental or public body or authority or any court.

     (8) The Schedule TO and the documents required by Item 12 of the Schedule TO (apart from the financial data and statistical information contained or incorporated by reference therein, as to which we express no opinion) appear on their face to comply as to form in all material respects to the respective requirements of Section 14(d) of the Exchange Act and the rules and regulations thereunder.

     (9) The Purchaser is not, nor will be as a result of the purchase by the Purchaser of the Notes, pursuant to the Tender Offer, an "investment company" under the Investment Company Act of 1940, as amended.

     During the course of the preparation of (i) the Schedule TO and (ii) the documents required by Item 12 of Schedule TO (other than in each case the financial statements, financial schedules and other financial or statistical data included therein, as to which we express no view)(such documents, collectively, the "Filed Materials"), we have participated in the drafting and review of the Filed Materials, and in conferences with various officers of Purchaser, and with you and your representatives, at which the contents of the Filed Materials were discussed. Although we have made no independent investigation of representations made by officers of Purchaser and their affiliates and have not verified and are not passing upon and do not assume any responsibility for the accuracy or completeness of any of the Filed Materials, in the course of preparation of the Filed Materials, no facts have come to our attention that have led us to believe that the Filed Materials contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     This opinion is provided solely for your benefit and is not to be made available to or relied upon by any other person, firm or entity without our prior written consent. This opinion may not be copied, used, quoted, disseminated or circulated in whole or in part.